        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 1995
                                                      REGISTRATION NO. 33-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             BENEFICIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                                 51-0003820
            (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)

                              ONE CHRISTINA CENTRE
                            301 NORTH WALNUT STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 425-2500
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                          JAMES H. GILLIAM, JR., ESQ.,
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             BENEFICIAL CORPORATION
                              ONE CHRISTINA CENTRE
                            301 NORTH WALNUT STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 425-2500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                   PAUL L. NASH, ESQ.                                       JOHN H. DENNE, ESQ.
                    DEWEY BALLANTINE                                   WHITMAN BREED ABBOTT & MORGAN
              1301 AVENUE OF THE AMERICAS                                     200 PARK AVENUE
                NEW YORK, NEW YORK 10019                                  NEW YORK, NEW YORK 10166

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED         PROPOSED
                                                                  MAXIMUM          MAXIMUM
                                                  AMOUNT          OFFERING        AGGREGATE        AMOUNT OF
           TITLE OF SECURITIES                    TO BE          PRICE PER         OFFERING       REGISTRATION
             TO BE REGISTERED                 REGISTERED(1)       UNIT(2)        PRICE(1)(2)          FEE
Debt Securities...........................    $3,000,000,000        100%        $3,000,000,000     $1,034,483

(1) In U.S. dollars or the equivalent thereof in foreign currencies or currency units. Such amount shall be increased, if any of the Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to $3,000,000,000.
(2) Estimated solely for the purpose of determining the registration fee.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
________________________________________________________________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 1995

                             [LOGO] BENEFICIAL 'r'
                                    CORPORATION

                                DEBT SECURITIES

     Beneficial Corporation (the 'Company' or 'Beneficial') may offer from time to time its debt securities (the 'Securities') for proceeds up to $3,000,000,000 (or the equivalent in foreign currency or currency units) on terms to be determined at the time of sale. The Securities may be sold for U.S. dollars, foreign currencies or currency units, and the principal of, premium, if any, and interest, if any, on the Securities may be payable in U.S. dollars, foreign currencies or currency units. The Securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. The Securities may be issued in registered form without coupons ('Registered Securities'), in bearer form with coupons attached ('Bearer Securities') or in the form of one or more global securities (each a 'Global Security'). Pursuant to the requirements of certain United States tax laws, Bearer Securities will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. The specific designation, aggregate principal amount, currency or currency unit in which the principal, premium, if any, or interest, if any, is payable, authorized denominations, purchase price, maturity, rate or rates (which may be fixed or variable) and time of payment of any interest, redemption terms, any listing on a securities exchange and any other specific terms of the Securities in respect of which this Prospectus is being delivered (the 'Offered Securities') are set forth in the accompanying supplement to this Prospectus (the 'Prospectus Supplement'), together with the terms of offering of the Offered Securities.

- ----------------------------------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON  THE ACCURACY  OR  ADEQUACY OF  THIS  PROSPECTUS. ANY
            REPRE  SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------------------------------------------------

     The Securities may be offered through underwriters, agents or dealers, or directly to purchasers by the Company or subsidiaries of the Company. If an underwriter, agent or dealer is involved in the offering of any Offered Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Offered Securities less such discount in the case of an underwriter, the purchase price of the Offered Securities less such commission in the case of an agent or the purchase price of the Offered Securities in the case of a dealer, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Offered Securities. See 'Plan of Distribution.'

               THE DATE OF THIS PROSPECTUS IS             , 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Company also can be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

- ----------------------------------------------------------

                     INFORMATION INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 and the Company's Current Reports on Form 8-K dated February 25, 1994, September 21, 1994, December 2, 1994, December 19, 1994 and January 31, 1995, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Securities, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents. Requests should be directed to Scott A. Siebels, Esq., Vice President and Secretary, Beneficial Corporation, One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801 (telephone number 302-425-2500).

                                  THE COMPANY

     Beneficial is a holding company, subsidiaries of which are engaged principally in the consumer finance and credit-related insurance businesses. The Company was organized under the laws of the State of Delaware on May 9, 1929, through the consolidation of three companies which had been operated under the same management. Its principal executive offices are located at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801 (telephone number 302-425-2500).

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated:

                                        NINE MONTHS
                                           ENDED
                                         SEPTEMBER
      YEAR ENDED DECEMBER 31,               30,
- ------------------------------------    ------------
1989    1990    1991    1992    1993    1993    1994
- ----    ----    ----    ----    ----    ----    ----

1.32    1.30    1.37    1.38    1.49    1.50    1.58

     In computing the ratio of earnings to fixed charges, earnings consist of net income to which has been added income taxes and fixed charges. Fixed charges consist principally of interest on all indebtedness and that portion of rentals considered to represent an appropriate interest factor.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Securities will be added to the Company's general funds and applied to reduce short-term debt.

     Existing long-term and short-term debt has been incurred primarily to provide subsidiaries of the Company with funds to carry on their respective businesses. The Company anticipates that it will be required to obtain additional financing from time to time to meet the needs of its subsidiaries. The Company has not experienced, and does not anticipate, any difficulty in obtaining funds at prevailing rates.

                           DESCRIPTION OF SECURITIES

     The Securities are to be issued under an indenture dated as of April 1, 1989, as supplemented and restated, between the Company and The Chase Manhattan Bank (National Association), Trustee (the 'Chase Indenture'), or under an indenture dated as of September 1, 1993 between the Company and BankAmerica National Trust Company, Trustee (the 'BankAmerica Indenture'). The Chase Indenture and the BankAmerica Indenture (being sometimes referred to herein collectively as the 'Indentures' and individually as an 'Indenture') are filed as exhibits to the Registration Statement of which this Prospectus is a part. Each of the Indentures incorporates the Company's Amended and Restated Standard Multiple-Series Indenture Provisions, a copy of which is also filed as an exhibit to the Registration Statement. Neither of the Indentures limits the aggregate principal amount of Securities which may be issued thereunder. The Company may issue Securities under either of the Indentures as the Company shall see fit. The Company may enter into one or more additional indentures providing for the issuance of Securities with one or more banking institutions organized under the laws of the United States of America or any state serving as trustee, or any corporation or other person organized and doing business under the laws of a foreign government permitted to act as trustee pursuant to a rule, regulation or order of the Commission. Reference is made to the Prospectus Supplement for information regarding the Indenture or any additional indenture under which the Offered Securities will be issued.

     The statements under this heading are subject to the detailed provisions of each Indenture. Whenever particular provisions of the Indentures or terms defined therein are referred to, such provisions or definitions are incorporated by reference herein as a part of the statements made and the statements are qualified in their entirety by such reference.

     GENERAL: The Securities will be unsecured general obligations of the Company and will rank on a parity with the other unsecured and unsubordinated indebtedness for borrowed money of the Company. The Indentures provide that the Offered Securities and other unsecured debt securities of the Company, without limitation as to aggregate principal amount (collectively the 'Indenture Securities'), may be issued in one or more series, and a single series may be issued at various times, with different maturity dates and different interest rates, in each case as authorized from time to time by the Company.

     One or more series of the Indenture Securities may be issued with the same or various maturities at par or at a discount. Offered Securities bearing no interest or interest at a rate which at the time of issuance is below the market rate ('Original Issue Discount Securities') will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

     If any of the Offered Securities are sold for any foreign currency or currency unit or if the principal of, premium, if any, or interest, if any, on any of the Offered Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Offered Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

     The Prospectus Supplement will state the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be sold.

     Reference is made to the Prospectus Supplement relating to the Offered Securities for the following terms thereof:

          (1) the specific designation of the Offered Securities;

          (2) the aggregate principal amount of the Offered Securities;

          (3) the date or dates on which the principal of and premium, if any, on the Offered Securities shall be payable or the method of determination thereof;

          (4) the rate or rates (which may be fixed or variable) at which the Offered Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the date or dates on which such interest shall be payable and the record dates therefor;

          (5) if other than in U.S. dollars, the currency or currency unit in which payment of the principal of, premium, if any, and interest, if any, on the Offered Securities shall be payable;

          (6) if the amount of payments of the principal of, premium, if any, or interest, if any, on the Offered Securities may be determined with reference to an index, formula or other method based on a currency or currency unit other than that in which the Offered Securities are stated to be payable, the manner in which such amounts shall be determined;

          (7) if the principal of, premium, if any, or interest, if any, on the Offered Securities are to be payable at the election of the Company or a holder thereof in a currency or currency unit other than that in which the Offered Securities are stated to be payable, the period or periods within which and the terms and conditions upon which such election may be made;

          (8) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Securities shall be payable;

          (9) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of the Company;

          (10) the obligation, if any, of the Company to redeem, purchase or repay the Offered Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (11) whether the Offered Securities are to be issued as Bearer Securities and, if so, (i) whether the Offered Securities are also to be issued as Registered Securities and (ii) the manner in which such Bearer Securities are to be dated;

          (12) whether the Offered  Securities are to be  issued in whole or  in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities;

          (13) if a temporary Global Security is to be issued with respect to the Offered Securities, whether any interest thereon payable on an interest payment date prior to the issuance of a permanent Global Security or definitive Bearer Securities will be paid to the Depositary for such temporary Global Security and, in such event, the terms and conditions upon which such interest payments received by such Depositary will be credited to the account of the persons entitled thereto on such interest payment date;

          (14) if a temporary Global Security is to be issued with respect to the Offered Securities, the terms upon which interests in such temporary Global Security may be exchanged for interests in a permanent Global Security or for definitive Securities of the series and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Securities of the series;

          (15) if any of the Offered Securities are to be issued in registered form, the denominations, if other than denominations of $1,000 and any integral multiple thereof, in which such Registered Securities are to be issued and, if any of the Offered Securities are to be issued in bearer form, the denominations, if other than the denomination of $5,000, in which such Bearer Securities are to be issued;

          (16) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities payable upon declaration of acceleration of the maturity of the Offered Securities;

          (17) the provisions, if any, relating to the cancellation and satisfaction of the applicable Indenture with respect to the Offered Securities prior to the maturity thereof pursuant to Section 12.02 thereof (see 'Satisfaction and Discharge of Indenture; Defeasance');

          (18) any deletions from or modifications of or additions to the Events of Default set forth in Section 6.01 of the applicable Indenture pertaining to the Offered Securities;

          (19) whether and under what circumstances and with what procedures and documentation the Company will pay additional amounts on any of the Offered Securities to any holder who is not a United States Person (including a definition of such term), in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);

          (20) the Person to whom any interest on any Registered Security shall be payable, if other than the Person in whose name that Security (or a predecessor Security) is registered at the close of business on the record date therefor, the manner in which, or the Person to whom, any interest on any Bearer Security shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature and the extent to which, or the manner in which, any interest payable on a temporary Global Security will be paid;

          (21) the form of the Offered Securities; and

          (22) any other terms of the Offered Securities not inconsistent with the provisions of the applicable Indenture and not adversely affecting the rights of the holders of any other series of Indenture Securities then outstanding. (Section 3.01)

     The Company may authorize the issuance and provide for the terms of a series of Indenture Securities pursuant to a resolution of its Board of Directors or any duly authorized committee thereof or pursuant to a supplemental indenture. The provisions of each Indenture described above provide the Company with the ability, in addition to the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued, to 'reopen' a previous issue of a series of Indenture Securities and to issue additional Indenture Securities of such series.

     The Indenture Securities may be issued as Registered Securities, Bearer Securities or both. Indenture Securities of a series may be issued in whole or in part in the form of one or more Global Securities, as described below under 'Global Securities.' Unless the Prospectus Supplement relating thereto specifies otherwise, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and Bearer Securities denominated in U.S. dollars will be issued only in the denomination of $5,000. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Indenture Securities of the series to be represented by such Global Security or Securities. The Prospectus Supplement relating to a series of Indenture Securities denominated in a foreign currency or currency unit will specify the denomination thereof. (Section 3.02)

     Limitations on the issuance of Bearer Securities, as well as certain Federal income tax consequences and other special considerations applicable to any such Bearer Securities, will be described in the Prospectus Supplement relating thereto.

     At the option of a holder of the Indenture Securities upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities of any series may be exchanged for either an equal aggregate principal amount of Bearer Securities (if Bearer Securities of such series are to be issued in more than one denomination) or an equal aggregate principal amount of Registered Securities (if the Indenture Securities of such series are to be issued as Registered Securities), but no Bearer Security will be delivered in or to the United States, and Registered Securities of any series (other than a Global Security, except as set forth below) will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or, in certain circumstances, a Special Record Date, and the relevant interest payment date, such holder will not be required to surrender the coupon relating to such interest payment date. Registered Securities may not be exchanged for Bearer Securities. (Section 3.05)

     Indenture Securities may be presented for exchange, and Registered Securities (other than a Global Security) may be presented for transfer (with the form of transfer endorsed thereon duly executed), at the office of any transfer agent or at the office of the Security Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the transfer agent or the Security Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request. Bearer Securities will be transferable by delivery. (Section 3.05)

     GLOBAL SECURITIES: The Indenture Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating thereto. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Indenture Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (Sections 3.03 and 3.05)

     The specific terms of the depositary arrangement with respect to any Indenture Securities of a series will be described in the Prospectus Supplement relating thereto. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Indenture Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ('participants'). The accounts to be credited shall be designated by the underwriters or agents through which such Indenture Securities were sold or by the Company, if such Indenture Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Indenture Securities represented by such Global Security for all purposes under the Indenture governing such Indenture Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Indenture Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of

Indenture Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Indenture Securities.

     Subject to certain limitations on the issuance of Bearer Securities which will be described in the Prospectus Supplement relating thereto, payments of principal of, premium, if any, and interest, if any, on Indenture Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Indenture Securities. None of the Company, the Trustee for such Indenture Securities, any paying agent or the Security Registrar for such Indenture Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Indenture Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for Indenture Securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security may be subject to restrictions. Any such restrictions will be described in the Prospectus Supplement relating thereto.

     If a Depositary for Indenture Securities of a series is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Indenture Securities of such series in definitive form in exchange for the Global Security or Securities representing the Indenture Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Indenture Securities of a series represented by one or more Global Securities and, in such event, will issue Indenture Securities of such series in definitive form in exchange for the Global Security or Securities representing such Indenture Securities. Further, if the Company so specifies with respect to the Indenture Securities of a series, each Person specified by the Depositary of the Global Security representing Indenture Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Indenture Securities of such series in definitive form. In any such instance, each Person so specified by the Depositary of the Global Security will be entitled to physical delivery in definitive form of Indenture Securities of the series represented by such Global Security equal in principal amount to such Person's beneficial interest in the Global Security. Indenture Securities of such series so issued in definitive form will be issued (a) as Registered Securities if the Indenture Securities of such series are to be issued as Registered Securities, (b) as Bearer Securities if the Indenture Securities of such series are to be issued as Bearer Securities or (c) as either Registered or Bearer Securities, if the Indenture Securities of such series are to be issued in either form. A description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global
Security will be contained in the Prospectus Supplement relating thereto. (Section 3.05)

     PAYMENT AND PAYING AGENTS: Payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be payable in the currency or currency unit designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. Any such payment may be made, at the option of a holder, by a check in the designated currency or currency unit or by transfer to an account in the designated currency or currency unit maintained by the payee with a bank located outside the United States. No payment with respect to any Bearer Security will be made at the principal corporate trust office of the Trustee or any other paying agency maintained by the Company in the United States nor will any such payment be made by transfer to an account with a bank located, or by check mailed to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest, if any, on Bearer Securities may be made in U.S. dollars at the principal corporate trust office of the Trustee in the City of New York, if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Sections 3.11 and 5.02)

     Payment of principal of and premium, if any, on Registered Securities will be made in the designated currency or currency unit against surrender of such Registered Securities at the principal corporate trust office of the Trustee in the City of New York. Unless otherwise indicated in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the regular record date for such interest. Unless otherwise indicated in the Prospectus Supplement, payments of such interest will be made at the principal corporate trust office of the Trustee in the City of New York, or by a check in the designated currency or currency unit mailed to each holder of a Registered Security at such holder's registered address. (Section 3.11)

     The paying agents outside the United States, if any, initially appointed by the Company for a series of Indenture Securities will be named in the Prospectus Supplement. The Company may terminate the appointment of any of the paying agents from time to time, except that the Company will maintain at least one paying agent in the City of New York, for payments with respect to Registered
Securities and at least one paying agent in a city in Europe so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of Indenture Securities is listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of Indenture Securities. (Section 5.02)

     All moneys paid by the Company to a paying agent for the payment of principal of, premium, if any, or interest, if any, on any Indenture Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the holder of such Indenture Security entitled to receive such payment will thereafter look only to the Company for payment thereof. (Section 12.05)

     RESTRICTIONS UPON CREATION OF LIENS: The Company covenants in each Indenture that it will not itself, and it will not permit any Consolidated Subsidiary other than a Foreign Subsidiary to, create, assume or incur any encumbrance upon any of the properties, owned at the date of each Indenture or thereafter acquired, of the Company or any Consolidated Subsidiary, without effectively providing that the Indenture Securities shall be secured on an equal and ratable basis with the indebtedness thereby secured; provided, however, that the foregoing restriction shall not prevent the Company or any Consolidated Subsidiary from (i) suffering to exist mortgages or encumbrances existing at the date of each Indenture on property owned at such date or creating or suffering to exist purchase money mortgages or liens upon any after-acquired property, or acquiring property subject to mortgages or encumbrances existing thereon at the date of acquisition thereof, or suffering to exist mortgages or encumbrances upon property of a Consolidated Subsidiary existing at the time such corporation becomes a Consolidated Subsidiary, or replacing, extending, renewing or refunding such mortgages or encumbrances and/or the indebtedness secured thereby, provided that the principal amount of any indebtedness so replaced, extended, renewed or refunded shall not be increased, (ii) making deposits or giving any other form of security to governmental agencies for certain purposes or depositing assets as collateral in connection with any legal proceedings by or against the Company or a Consolidated Subsidiary, (iii) purchasing property or assets upon conditional sale agreements or lease agreements or conditional sale and lease agreements, (iv) creating or suffering to exist in favor of any lender of moneys or holder of their commercial paper a banker's lien or a right of offset on moneys of the Company or a Consolidated Subsidiary deposited with such lender or holder in the ordinary course of business, or lent or otherwise made available to such lender or to an affiliate thereof in connection with the obtaining from such lender of borrowings in currencies other than United States dollars, or (v) suffering to be created or to exist liens for taxes, assessments and governmental charges or levies, or liens imposed by law, for sums not due and payable or being contested in good faith; and provided, further, that the foregoing restrictions shall not prevent any Consolidated Subsidiary from mortgaging its property to the Company as security for indebtedness owing to the Company. (Section 5.04)

     RESTRICTIONS ON DISPOSITION OF STOCK OF CONSOLIDATED SUBSIDIARIES: The Company covenants in each Indenture that it will not itself, and will not permit any Consolidated Subsidiary to, sell or otherwise dispose of any shares of stock of any Consolidated Subsidiary (the 'Issuing Subsidiary'), unless (i) the Issuing Subsidiary is a Foreign Subsidiary and such shares are shares of common stock, and after giving effect to such sale or other disposition the Company directly or indirectly (through one or more Consolidated Subsidiaries or otherwise) would own not less than 66 2/3% of the outstanding common stock of the Issuing Subsidiary, or (ii) such sale or other disposition is from or by a Consolidated Subsidiary to the Company, or from or by the Company or a Consolidated Subsidiary to a Wholly-owned Subsidiary, or for the purpose of permitting any such shares of stock to be held by persons in order to qualify them to act as directors or officers of the Issuing Subsidiary or to be held by stockholders other than the Company or one or more Consolidated Subsidiaries in order that the Issuing Subsidiary may transact business, or (iii) simultaneously with such sale or other disposition, all of the shares of stock and indebtedness of the Issuing Subsidiary at the time owned by the Company and/or by other Consolidated Subsidiaries shall be sold or disposed of for a consideration or considerations which (a) shall not include any stock of another corporation, unless immediately after the receipt of such stock such other corporation would be a Consolidated Subsidiary, and (b) shall not include obligations of another corporation, unless the shares of stock and indebtedness so sold or disposed of shall be validly pledged and free and clear of other liens, charges and encumbrances, as security for such obligations. (Section 5.05)

     CONCERNING THE TRUSTEE: Each Indenture is subject to the mandatory provisions of the Trust Indenture Act of 1939, as amended (the 'TIA'), which, among other things provide that the Trustee shall, prior to the occurrence of any Event of Default with respect to the Indenture Securities of any series and after the curing or waiving of all Events of Default with respect to such series which have occurred, perform only such duties as are specifically set forth in such Indenture and in the TIA. During the existence of any Event of Default with respect to the Indenture Securities of any series, the Trustee shall exercise such of the rights and powers vested in it under the applicable Indenture and in the TIA with respect to such series and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     Each Trustee may acquire and hold Indenture Securities and, subject to certain conditions, otherwise deal with the Company as if it were not Trustee under one of the Indentures. (Section 7.03)

     The Company has lines of credit from The Chase Manhattan Bank (National Association) and Bank of America National Trust and Savings Association, an affiliate of BankAmerica National Trust Company. The Chase Manhattan Bank (National Association) and BankAmerica National Trust Company are also trustees under various indentures covering outstanding indebtedness of the Company.

     MODIFICATION OF EACH INDENTURE: Each Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of the Indenture Securities, to establish, among other things, the form and terms of any series of Indenture Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than a majority of the aggregate principal amount of the Indenture Securities of any series at the time outstanding, evidenced as in each Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of such Indenture or of any supplemental indenture with respect to Indenture Securities of such series or modifying in any manner the rights of the holders of the Indenture Securities of such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity, or the earlier optional date of maturity, if any, of any Indenture Security of a particular series or reduce the principal amount thereof or the premium thereon, if any, or reduce the rate or extend the time of payment of interest, if any, thereon, or make the principal thereof or premium, if any, or interest, if any, thereon payable in any currency or currency unit other than as provided pursuant to the applicable Indenture or in the Indenture Securities of such series without the consent of the holder of each Indenture Security so affected, or (ii) reduce the aforesaid percentage of Indenture Securities of any series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Indenture Securities of such series outstanding thereunder. (Sections 10.01 and 10.02)

     DEFAULT AND CERTAIN RIGHTS ON DEFAULT: Each Indenture provides that upon the happening of any Event of Default with respect to any series of Indenture Securities specified therein (unless it is inapplicable to such series of Indenture Securities or it is specifically deleted in the supplemental indenture or Board Resolution under which such series of Indenture Securities is issued or has been modified in any such supplemental indenture), including (i) failure to pay interest when due on the Indenture Securities of such series outstanding thereunder, continued for 30 days; (ii) failure to pay principal or premium if any, when due on the Indenture Securities of such series outstanding thereunder,
(iii) failure by the Company to observe or perform certain obligations required of it in the event of a merger or consolidation or disposition or lease of substantially all of its properties after written notice from the Trustee or the holders of 25% or more in aggregate principal amount of the Indenture Securities of such series outstanding thereunder, (iv) failure to observe or perform any other covenant of the Company in the applicable Indenture or the Indenture Securities of such series (other than a covenant included in the applicable Indenture or the Indenture Securities solely for the benefit of a series of Indenture Securities other than such series), continued for 60 days after written notice from the Trustee or the holders of 25% or more in aggregate principal amount of the Indenture Securities of such series outstanding thereunder, (v) certain events of bankruptcy, insolvency or reorganization; (vi) the rendering against the Company of final judgment for the payment of money in excess of $500,000, of which the Trustee has notice, and the failure to satisfy such judgment or to appeal therefrom (or from the order, decree or process pursuant to which such judgment was granted, passed, entered or affirmed) and to obtain a stay of execution thereof within the period prescribed by law for appeals, and to have such judgment discharged within 90 days after the expiration of such period or the period of any such stay, whichever shall later expire; (vii) default, of which the Trustee has notice, in the payment of any installment of interest, when and as the same shall become due and payable, on any bond, debenture, note or other evidence of indebtedness of, or assumed by, the Company (including an Indenture Security of another series) and continuance of such default for the period of grace, if any, provided for therein, or default in the payment of the principal of or premium, if any, on any such bond, debenture, note or other evidence of indebtedness when and as the same shall become due and payable, whether at maturity, by declaration, upon redemption, or otherwise, and the time for payment of such interest, principal or premium shall not have been effectively extended, unless the Company is contesting in good faith its liability for the payment of the installment of interest or of principal or premium in question and shall have been advised by its counsel that it has a meritorious defense thereto; and (viii) any other Event of Default as may be specified for such series, the Trustee or the holders of 25% or more in aggregate principal amount of Indenture Securities of such series outstanding thereunder may declare the principal amount of all Indenture Securities of such series to be due and payable immediately, but if all defaults with respect to Indenture Securities of such series (other than non-payment of accelerated principal) are cured and there has been no sale of property under any judgment or decree for the payment of moneys due which shall have been obtained or entered, the holders of a majority in aggregate principal amount of the Indenture Securities of such series outstanding thereunder may waive the default and rescind the declaration and its consequences. (Section 6.01)

     Each  Indenture  provides  that  the holders  of  a  majority  in aggregate principal amount of the Indenture Securities of any series outstanding thereunder may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any power or trust conferred upon, the Trustee with respect to Indenture Securities of such series and may on behalf of all holders of Indenture Securities of such series waive any past default and its consequences with respect to Indenture Securities of such series, except a default in the payment of the principal of, premium, if any, or interest, if any, on any of the Indenture Securities of such series. (Section 6.06)

     Holders of any Security of any series may not institute any proceeding to enforce any Indenture unless the Trustee thereunder shall have refused or neglected to act for 60 days after a request and offer of satisfactory indemnity by the holders of 25% or more in aggregate principal amount of the Indenture Securities of such series outstanding thereunder, but the right of any holder of any Security of any series to enforce payment of the principal of, premium, if any, or interest, if any, on his Indenture Securities when due shall not be impaired without the consent of such holder. (Section 6.04)

     The Trustee is required to give the holders of any Security of any series notice of all defaults with respect to such series known to it within 90 days after the occurrence thereof (Events of Default summarized above, exclusive of any grace period and irrespective of any requirement that notice of default be given), unless cured before the giving of such notice but, except for defaults in payments of the principal of, premium, if any, or interest, if any, on the Indenture Securities of such series, the Trustee may withhold notice if and so long as it determines in good faith that the withholding of such notice is in the interests of the holders of the Securities of such series. (Section 315 of the TIA)

     The Company is required to deliver to the Trustee of each Indenture each year an officers' certificate stating whether such officers have obtained knowledge of any default by the Company in the performance of certain covenants and, if so, specifying such default and the nature thereof. (Section 5.09)

     SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE: Unless otherwise specified in the Prospectus Supplement relating to certain Indenture Securities, each Indenture may be discharged upon payment of the principal of, premium, if any, and interest, if any, on all the Indenture Securities and all other sums due thereunder. In addition, unless otherwise specified in the Prospectus Supplement relating to certain Indenture Securities, the Company may defease the Indenture Securities by depositing with the Trustee, in trust for the benefit of the holders thereof, (i) funds (in such currency or currency unit in which any Indenture Securities of such particular series are payable) sufficient to pay, or (ii) in the case of Indenture Securities payable in U.S. dollars, U.S. Government Obligations or in the case of Indenture Securities payable in a foreign currency, Foreign Government Securities as will, or will together with the income thereon without consideration of any reinvestment thereof, be sufficient to pay in the currency or currency unit in which the Indenture Securities are payable, all sums due for the principal of, premium, if any, and interest, if any, on the Indenture Securities of such series, as they shall become due from time to time, and, providing certain other conditions are met, the Trustee shall cancel and satisfy the applicable Indenture with respect to such series to the extent provided therein. (Sections 12.01 and 12.02)

     For federal income tax purposes, a defeasance may be treated as a taxable exchange of the related Indenture Securities for (i) an issue of obligations of the trust or (ii) a direct interest in the cash and securities held in the trust. In that case, holders of such Indenture Securities would recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Indenture Securities and the value of the holder's interest in the trust obligations or in the cash and securities held in the trust, as the case may be. Under this tax treatment, the holder would recognize the gain or loss if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Indenture Securities. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust a different amount than would be includable in the absence of the defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

     REPORTS FURNISHED TO HOLDERS OF SECURITIES: The Company will furnish to the holders of Securities copies of all quarterly and annual financial reports distributed to its stockholders generally as soon as practicable after the mailing of such material to the stockholders. (Section 5.10)

                              PLAN OF DISTRIBUTION

     The Company may offer the Securities (i) to or through one or more underwriters, (ii) to or through dealers, (iii) through agents or (iv) directly or through its subsidiaries to purchasers. The Prospectus Supplement will describe the method of distribution of the Offered Securities.

     The distribution of Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

     If underwriters are used in the offering of Offered Securities, the names of the managing underwriter or underwriters and any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering. Only underwriters named in a Prospectus Supplement will be deemed to be underwriters in connection with the Offered Securities described therein. Firms not so named will have no direct or indirect participation in the underwriting of such Offered Securities, although such a firm may participate in the distribution of such Offered Securities under circumstances entitling it to a dealer's commission. It is anticipated that any underwriting agreement pertaining to any Offered Securities will (1) entitle the underwriters to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Securities Act'), or to contribution for payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (3) provide that the underwriters generally will be obligated to purchase all Offered Securities if any are purchased.

     The Company also may sell Offered Securities to a dealer as principal. In such event, the dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offered Securities also may be offered through agents designated by the Company from time to time. Any such agent will be named, and the terms of any such agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment and any such agent may utilize dealers or selling groups in connection with the resale of Notes purchased by such agent as principal.

     As one of the means of direct issuance of the Offered Securities, the Company may utilize the services of any available electronic auction system to conduct an electronic 'dutch auction' of the Offered Securities among potential purchasers who are eligible to participate in the auction of such Offered Securities, if so described in the Prospectus Supplement.

     Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Offered Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Each underwriter, dealer and agent participating in the distribution of any Offered Securities that are to be issued as Bearer Securities will agree that it will not offer, sell or deliver, directly or indirectly, Bearer Securities in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of such Offered Securities.

     As  used  herein,  'United  States'  means  the  United  States  of America
(including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, and 'United States person' means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     Offers to purchase Offered Securities may be solicited directly by the Company or through its subsidiaries and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in a Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutions to purchase the Offered Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (2) if the Offered Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The anticipated date of delivery of Offered Securities will be as set forth in the Prospectus Supplement relating to the offering of such Securities.

                                 LEGAL MATTERS

     The legality of the Securities offered hereby will be passed upon by Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, on behalf of the Company, and by Whitman Breed Abbott & Morgan, 200 Park Avenue, New York, New York, on behalf of the underwriters or agents, if any.

                                    EXPERTS

     The  financial  statements  and  the  related  supplemental  schedule   and
supplemental note incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent public accountants, as stated in the reports of Deloitte & Touche, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee.............................   $1,034,483
Listing fees....................................................................      100,000*
Printing and engraving..........................................................      125,000*
Accounting services.............................................................       50,000*
Legal services..................................................................       75,000*
Fees and expenses of Trustees...................................................      200,000*
Rating agency fees..............................................................      400,000*
Expenses of qualification under state blue sky laws.............................       20,000*
Miscellaneous...................................................................       25,000
                                                                                   ----------
          Total.................................................................   $2,029,483
                                                                                   ----------
                                                                                   ----------

- ------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the By-Laws of the Company provides for indemnification of directors, officers and employees of the Company for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to threatened, pending or completed actions, suits or proceedings to which such person may be a party, to the full extent permitted under the laws of the State of Delaware. Under such laws, indemnification of such a person may be made if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to suits by or in the right of the corporation, such person may not be indemnified if he has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation.

     In addition, Article X to the Company's Restated Certificate of Incorporation limits the right of stockholders of the Company, and the right of the Company itself, to sue and recover from the directors monetary damages for acts of negligence, including gross negligence, for breach of the duty of care. The directors will not be liable for gross negligence in connection with, among other things, decisions made on a proposal for acquisition of the Company or its assets. Article X does not eliminate or limit a director's liability for: (i) breaches of the duty of loyalty to the Company or to its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) willfully or negligently paying or making unlawful dividends or unlawful stock repurchases or redemptions; or (iv) engaging in transactions in which he receives any improper personal benefit. Article X does not eliminate liability for a director acting in his capacity as an officer, preclude recovery against the directors in actions brought by third parties or affect a director's liability under the Federal securities laws. In addition, the Company and its stockholders retain the right to pursue equitable remedies against the directors, such as an injunction or rescission of a contract.

     The Company has in effect a policy insuring itself, its subsidiaries and their respective directors and officers, to the extent they may be required or permitted to indemnify such officers or directors, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay. The policy is for a period ending July 1, 1995, and provides a maximum coverage of $30,000,000 for a period of one year and (subject to certain enumerated exclusions) covers 100% of all losses above the deductible amount of $1,500,000.

     The Company also has in effect indemnification agreements with each of its directors, which provide that such directors will be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement of threatened, pending or completed actions, suits or proceedings to which any such person is, or is threatened to be made, a party, to the fullest extent permitted by applicable law as in effect from time to time. Such agreements also require the Company to advance all reasonable expenses incurred by a director in any such proceeding provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. The agreements provide that upon the occurrence of a 'change in control' (as defined therein) of the Company, the Company has the burden of proof to establish that a director who has requested indemnification is not entitled to it.

     As permitted by the Employee Retirement Income Security Act of 1974, the Company has obtained a Corporate Fiduciary's Liability Insurance Policy covering all employees entrusted with fiduciary responsibilities under certain of the Company's employee welfare or benefit plans. The maximum coverage provided by this policy is an aggregate of $5,000,000 per year.

     Article VII of Annex A of the form of the Underwriting Agreement, incorporated by reference as Exhibit 1.1 to this Registration Statement and incorporated herein by reference, provides for indemnification in certain circumstances on the part of the Underwriters with respect to the accuracy and completeness of this Registration Statement and with respect to certain civil liabilities, including liabilities under the Act.

     Section 7 of the form of the Distribution Agreement, incorporated by reference as Exhibit 1.2 to this Registration Statement and incorporated herein by reference, provides for indemnification in certain circumstances on the part of the Agents with respect to the accuracy and completeness of this Registration Statement and with respect to certain civil liabilities, including liabilities under the Act.

ITEM 16. LIST OF EXHIBITS.

     1.1    -- Form of  Underwriting Agreement (incorporated  by reference  to Exhibit 1  to the  Registrant's
               Registration Statement on Form S-3 (Reg. No. 33-2797)).
     1.2    -- Form of Distribution Agreement  between the Company and the  agents named therein, relating to distribution of the Company's Medium-Term Notes (incorporated by reference to Exhibit 1.2 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-51833)).
     4.1    -- Amended and Restated Standard  Multiple-Series Indenture Provisions (incorporated by  reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-38287)).
     4.2    -- First Supplemental and Restated Indenture dated as of December 1, 1990 between the Company and
               The Chase  Manhattan Bank  (National  Association), as  Trustee  (incorporated by  reference  to
               Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-51833)).
     4.3    -- Indenture dated  as of September  1, 1993 between  the Company and  BankAmerica National Trust
               Company, as Trustee (incorporated by reference  to Exhibit 4.4 to the Registrant's  Registration
               Statement on Form S-3 (Reg. No. 33-51833)).
     4.4    -- A form of the Fixed Rate Medium-Term  Notes (Global) (incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-51833)).
     4.5    -- A form of the Fixed Rate Medium-Term Notes (Certificated) (incorporated by reference to Exhibit
               4.8 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-51833)).
     4.6    -- A form of the  Floating Rate Medium-Term Notes (Global)  (incorporated by reference to  Exhibit
               4.9 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-51833)).
     4.7    -- A form  of the Floating  Rate Medium-Term  Notes (Certificated) (incorporated  by reference to
               Exhibit 4.10 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-51833)).
     5      -- Opinion  of Dewey  Ballantine as  to legality  of the  securities being  registered,  including consent.
    12      -- Computation of Ratios of Earnings to  Fixed Charges of Beneficial Corporation and Consolidated
               Subsidiaries (Continuing Operations  Only) (incorporated  by reference to  Note 9.  to Notes  to
               Financial  Statements of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1994 and Exhibit 12 to  the Registrant's Annual Report on Form 10-K for  the
               fiscal year ended December 31, 1993).
    23.1    -- Consent of Dewey Ballantine (included in Exhibit 5).
    23.2    -- Consent of Deloitte & Touche LLP.
    24      -- Powers of Attorney.
    25.1    -- Form T-1 Statement of  Eligibility under the Trust  Indenture Act of 1939,  as amended, of The
               Chase Manhattan Bank (National Association), as Trustee.
    25.2    -- Form  T-1 Statement  of Eligibility  under the  Trust Indenture  Act of  1939, as  amended,  of
               BankAmerica National Trust Company, as Trustee.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Act, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and incorporated by reference in this registration statement;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless such information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act and incorporated herein by reference; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (except for the insurance referred to in the fourth paragraph of Item 15), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Peapack, New Jersey on the 27th day of January, 1995.

                                          BENEFICIAL CORPORATION

                                          By       /s/ ANDREW C. HALVORSEN
                                             ...................................
                                                   (ANDREW C. HALVORSEN,
                                                MEMBER OF THE OFFICE OF THE
                                                        PRESIDENT,
                                                  FIRST VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER)

     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
                    *                       Chairman of the Board of Directors, Chief       January 27, 1995
 .........................................    Executive Officer and Director (Principal
          (FINN M. W. CASPERSEN)              Executive Officer)

         /S/ ANDREW C. HALVORSEN            Member of the Office of the President, First    January 27, 1995
 .........................................    Vice President, Chief Financial Officer
          (ANDREW C. HALVORSEN)               and Director (Principal Financial Officer)

          /S/ RONALD E. BOMBOLIS            Senior Vice President and Controller            January 27, 1995
 .........................................    (Principal Accounting Officer)
           (RONALD E. BOMBOLIS)

                                                              Director                      January 27, 1995
 .........................................
            (CHARLES W. BOWER)

                    *                                         Director                      January 27, 1995
 .........................................
          (ROBERT J. CALLANDER)

                    *                                         Director                      January 27, 1995
 .........................................
           (ROBERT C. CANNADA)

                    *                                         Director                      January 27, 1995
 .........................................
        (LEONARD S. COLEMAN, JR.)

                    *                                         Director                      January 27, 1995
 .........................................
            (DAVID J. FARRIS)

                    *                                         Director                      January 27, 1995
 .........................................
         (JAMES H. GILLIAM, JR.)

                    *                                         Director                      January 27, 1995
 .........................................
          (ROLAND A. HERNANDEZ)

                    *                                         Director                      January 27, 1995
 .........................................
           (J. ROBERT HILLIER)

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
                    *                                         Director                      January 27, 1995
 .........................................
             (GERALD L. HOLM)

                    *                                         Director                      January 27, 1995
 .........................................
             (THOMAS H. KEAN)

                    *                                         Director                      January 27, 1995
 .........................................
             (STEVEN MULLER)

                    *                                         Director                      January 27, 1995
 .........................................
            (SUSAN JULIA ROSS)

                    *                                         Director                      January 27, 1995
 .........................................
            (ROBERT A. TUCKER)

                    *                                         Director                      January 27, 1995
 .........................................
            (SUSAN M. WACHTER)

                    *                                         Director                      January 27, 1995
 .........................................
          (CHARLES H. WATTS, II)

                    *                                         Director                      January 27, 1995
 .........................................
            (K. MARTIN WORTHY)

     *Andrew C. Halvorsen, pursuant to Powers of Attorney (executed by each of the officers and directors indicated above and filed as Exhibit 24 hereto), by signing his name hereto does hereby sign and execute this Registration Statement on behalf of each such officer and director.

                                                  /S/ ANDREW C. HALVORSEN
                                           .....................................
                                                  (ANDREW C. HALVORSEN)

January 27, 1995

                      STATEMENT OF DIFFERENCES

       The registered trademark shall be expressed as 'r'